Exhibit 32.1

RENTECH NITROGEN PARTNERS, L.P.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rentech Nitrogen Partners, L.P. (the “Partnership”) on Form 10-K for the year ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Hunt Ramsbottom, Chief Executive Officer of the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership as of the dates and for the periods expressed in the Report.

Dated: March 17, 2014	/s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom
Chief Executive Officer

This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Exchange Act of 1934, as amended.